EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Century Casinos, Inc. of our report dated March 1, 2004, relating to the financial statements of Century Casinos Africa (Proprietary) Limited for the year ended December 31, 2003, which appears in the 2004 Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, Inc.
PricewaterhouseCoopers, Inc.
Cape Town, South Africa
July 6, 2005